Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13A-14(A) AND 15D-14(A)

UNDER THE SECURITIES EXCHANGE ACT, AS AMENDED

I, Patrick Roney, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Vintage Wine Estates, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2021	/s/ Patrick Roney
Patrick Roney
Chief Executive Officer
(Principal Executive Officer)